EXHIBIT 99.1

Coherus Announces Repurchase of Approximately $170 Million of Convertible Notes

– Remaining $60 Million of outstanding convertible notes to be repurchased post-close of pending UDENYCA divestiture –

REDWOOD CITY, Calif., April 1, 2025 -- Coherus BioSciences, Inc. (“Coherus” or the “Company,” NASDAQ: CHRS) announced today that it has entered into privately negotiated transactions (the “Repurchases”) with certain holders (the “Holders”) of its 1.500% Convertible Senior Subordinated Notes due 2026 (the “Convertible Notes”), pursuant to which the Company agreed to repurchase approximately $170 million aggregate principal amount of the Convertible Notes from such holders at a cash repurchase price equal to 100% of their principal amount, together with the accrued and unpaid interest to, but excluding, the date of repurchase.

The Repurchases are conditioned upon, among other things, the closing of the previously announced divestiture of the UDENYCA (pegfilgrastim-cbqv) franchise pursuant to that certain asset purchase agreement (the “Agreement”), dated as of December 2, 2024 between the Company and Intas Pharmaceuticals Ltd. (“Intas”), a limited company incorporated in India (the “Transaction”).

Following the closing of the Repurchases, approximately $60 million aggregate principal amount of Convertible Notes will remain outstanding. Following the closing of the Transaction, Coherus intends to conduct a repurchase offer for such remaining Convertible Notes pursuant to the Fundamental Change Repurchase Right (as defined in the indenture, dated as of April 17, 2020 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”)) at a cash repurchase price equal to 100% of their principal amount, together with the accrued and unpaid interest to, but excluding, the date of repurchase.

Coherus also announced today that the Holders party to the Repurchases, which constitute a majority of the aggregate principal amount of the outstanding Convertible Notes, have agreed to provide their consent (the “Requisite Consents”) to adopt certain proposed amendments (the “Amendments”) to the Indenture. In connection with the Requisite Consents, the Company and the Trustee will execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture effecting the Amendments. The Amendments will modify the Indenture to permit the proposed transaction for the divestiture of UDENYCA.

About Coherus BioSciences

Coherus is a fully integrated commercial-stage innovative oncology company with an approved next-generation PD-1 inhibitor, LOQTORZI® (toripalimab-tpzi), with growing revenues and a promising pipeline that includes two mid-stage clinical candidates targeting liver, lung, head & neck, and other cancers. Our strategy is to grow sales of LOQTORZI in nasopharyngeal carcinoma and advance the development of new indications for toripalimab in combination with both our pipeline candidates as well as our partners’, driving multiple development and sales synergies from proprietary combinations.

Coherus’ immuno-oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust antitumor immunologic response and enhance outcomes for patients with cancer. Casdozokitug is a novel IL-27 antagonistic antibody currently being evaluated in three ongoing clinical studies: a Phase 1/2 study in advanced solid tumors including combination with toripalimab in NSCLC, a Phase 2 study in HCC, and a randomized Phase 2 study in HCC evaluating casdozokitug in combination with toripalimab and bevacizumab. CHS-114 is a highly selective, competitively positioned, cytolytic anti-CCR8 antibody currently in a Phase 1 study in patients with advanced solid tumors, including HNSCC and gastric cancer.

Coherus markets LOQTORZI, a novel next-generation PD-1 inhibitor, and UDENYCA® (pegfilgrastim-cbqv), a biosimilar of Neulasta. In December 2024, Coherus announced the planned divestiture of its UDENYCA franchise. The transaction is expected to close early in the second quarter of 2025.

Neulasta® is a registered trademark of Amgen, Inc.

Forward-Looking Statements

The statements in this press release include express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Repurchases, the Requisite Consents, the Supplemental Indenture and the proposed transaction between the Company and Intas that involve risks and uncertainties relating to future events and the future performance of the Company. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity,” “likely,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: Coherus’ business, the Agreement and related matters, including, but not limited to, the consummation of the Repurchases, the Requisite Consents and the Supplemental Indenture, the ability to satisfy the closing conditions to consummate the proposed transaction at all or in the estimated time frame; prospective performance and opportunities with respect to the Company and its pipeline; statements about revenue or sales growth; statements about development and sales synergies; the ability of the Company’s product candidates to enhance outcomes for cancer patients; statements about the potential uses of proceeds from the proposed divestiture transaction including with respect to the repurchase offer for remaining Convertible Notes following the closing of the divestiture transaction; statements about the Company’s ability to repay its indebtedness in the future and the assumptions underlying or relating to such statements.

These forward-looking statements are based on the Company’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, assumptions and changes in circumstances, many of which are beyond the control of the Company. A number of important factors, including those described in this press release, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing for completion of the proposed transaction, including the Repurchases, the Requisite Consents and the Supplemental Indenture; uncertainties as to the Company’s ability to satisfy the conditions necessary to consummate the proposed UDENYCA divestiture; the possibility that competing offers will be made by third parties; the occurrence of any event, change or other circumstance that may give rise to a right of one or both of Intas and the Company to terminate the Agreement; the possibility that the proposed transaction may not be completed in the time frame expected by the Company or at all; the risk that the proposed transaction disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the effects of the proposed transaction on relationships with the Company’s employees, suppliers, business or collaboration partners or governmental entities, or other third parties as a result of the proposed transaction; the ability to retain and hire key personnel; significant or unexpected costs, charges or expenses resulting from the proposed transaction; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Company after the consummation of the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of the Company’s common stock and/or the Company’s operating or financial results; and the nature, cost and outcome of any litigation and other legal proceedings, including any legal proceedings related to the proposed UDENYCA divestiture transaction.

While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the transaction described above will in fact be consummated in the manner described or at all. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2025, as updated by the Company’s subsequent periodic reports filed with the SEC and in other documents the Company files with the SEC, including the definitive proxy statement of the Company relating to the proposed transaction for the divestiture of UDENYCA filed with the SEC on January 28, 2025. Any forward-looking statements speak only as of the date of this press release and are made based on the current good faith beliefs and judgments of the Company’s management, and the reader is cautioned not to rely on any forward-looking statements made by the Company. Unless required by law, the Company is not under any duty and undertakes no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes

UDENYCA® and LOQTORZI®, whether or not appearing in large print or with the trademark symbol, are trademarks of Coherus, its affiliates, related companies or its licensors or joint venture partners unless otherwise noted. Trademarks and trade names of other companies appearing in this press release are, to the knowledge of Coherus, the property of their respective owners.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed divestiture of UDENYCA, the Company filed with the SEC a definitive proxy statement on Schedule 14A on January 28, 2025, and it may also file other documents regarding the proposed transaction with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company started the process of mailing the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION.

You may obtain a free copy of the proxy statement and other relevant documents (if and when they become available) that are or will be filed with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.coherus.com/sec-filings or by contacting the Company’s Investor Relations Department at IR@coherus.com.

Coherus BioSciences Contact Information:

For investors:
Jodi Sievers
VP, Investor Relations & Corporate Communications
IR@coherus.com